Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-258465) of Otonomy, Inc.;

(2) Registration Statement (Form S-8 Nos. 333-236716, 333-230055, 333-223522, 333-216401, 333-209990, 333-202851, 333-198116 and 333-253000) pertaining to the 2014 Equity Incentive Plan, the 2014 Employee Stock Purchase Plan and the Amended and Restated 2010 Equity Incentive Plan;

of our report dated February 28, 2022, with respect to the financial statements of Otonomy, Inc., included in this Annual Report (Form 10-K) of Otonomy, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Diego, California

February 28, 2022